Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Massachusetts Dividend Advantage Municipal Fund
333-163865
811-09451



An additional preferred class of the registrants securities have been registered and have become effective on March 18, 2010, as stated in the Prospectus, containing a description of the Funds MuniFund Term
Preferred Shares.

A copy of such Prospectus is contained in the Funds 497 filing on March 19, 2010, accession number 0001193125-10-061542, and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-
SAR.